Exhibit 99.1

U.S. Auto Parts Reports Record Sales for First Quarter 2020

- Robust Private Label Growth Drives Record Net Sales in Q1 -

- Business Momentum Accelerating in Q2 Amid COVID-19 -

TORRANCE, Calif. – May 6th, 2020 - U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, is reporting results for the first quarter ended March 28, 2020.

Q1 2020 and Current QTD Highlights vs. Year-Ago Period

•	Q1 net sales increased 18% to a company record $87.8 million, with a 42% increase in private label sales.
•	Q1 gross profit increased 48% to $29.8 million, the highest quarterly gross profit in nearly a decade, with gross margin up 700 basis points to 33.9%.
•	Q1 net loss improved to $(1.0) million or $(0.03) per share, compared to a net loss of $(3.6) million or $(0.10) per share.
•	Q1 adjusted EBITDA increased significantly to $4.3 million compared to $(0.1) million.
•	Net sales through the first five weeks of Q2 were up more than 40%.

Management Commentary

“The momentum from last year has carried into 2020, as reflected by our record sales in the first quarter and by nearly achieving the same amount of adjusted EBITDA as we did for all of 2019,” said Lev Peker, CEO of U.S. Auto Parts. “Our turnaround strategy is working, and the actions we took last year to create a lean and efficient operating model have dramatically improved profitability, even amid the new COVID-19 environment.

“Since the outset of the pandemic, our top priority has been to ensure the health and safety of our employees and the continuity of operations for our customers. Our three distribution centers are operational as they have been deemed an essential service, and our corporate teams are working from home. We are proud to be operating at full strength.

“Our data suggests that there has been an influx of auto parts consumers entering the online market, many of whom are new hobbyists or customers that previously shopped at brick-and-mortar stores. We continue to experience significant growth in Q2 despite the stay at home order and believe we are well-positioned to operate in this new environment.

“Looking ahead, we are currently on pace to generate strong sales and adjusted EBITDA growth in the second quarter. Through the first five weeks of the quarter, even with miles driven down 50% across the nation, our net sales are up more than 40% and our higher-margin e-commerce business is significantly outpacing our marketplace business.”

First Quarter 2020 Financial Results

Net sales in the first quarter of 2020 increased 18% to $87.8 million compared to $74.7 million in the year-ago quarter. The increase was driven by a 42% increase in private label sales  which accounted for approximately 91% of sales in the first quarter of 2020 compared to 75% in the year ago period.

Gross profit in the first quarter increased 48% to $29.8 million compared to $20.1 million in the first quarter of last year, with gross margin up 700 basis points to 33.9% compared to 26.9%. These improvements were driven by our growth in private label sales.

Total operating expenses in the first quarter were $30.1 million compared to $23.6 million in the first quarter last year. The increase was driven by marketing spend and expenses from the new Las Vegas distribution center that opened in the third quarter of 2019.

Net loss in the first quarter improved to $(1.0) million or $(0.03) per share, compared to a net loss of $(3.6) million or $(0.10) per share in the first quarter of last year.

Adjusted EBITDA in the first quarter increased to $4.3 million compared to $(0.1) million in the year-ago quarter, with the improvements driven by the increase in higher-margin private label sales, e-commerce sales and prudent cost and inventory management.

On March 28, 2020, the company had no revolver debt and a cash balance of $14.1 million compared to no debt and a $2.3 million cash balance at December 28, 2019. The increase in cash was driven by improved net cash from operations, which benefitted from temporary favorable terms granted by the company’s top vendors.

The March 28, 2020 cash balance does not include the $4.1 million loan proceeds received and subsequently returned from the federal government’s Payment Protection Program (PPP). The company believed it was prudent to enhance liquidity as a precautionary measure to the COVID-19 pandemic. However, following stabilization and outsized growth in April, the company returned the PPP loan so that the proceeds could be reallocated to other companies in need.

Conference Call

U.S. Auto Parts CEO Lev Peker and CFO/COO David Meniane will host a conference call today, followed by a question and answer period.

Date: Wednesday, May 6, 2020

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 800-458-4148

International dial-in number: 929-477-0324

Conference ID: 8480069

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and a telephone replay will be available on the same day through May 20, 2020.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay ID: 8480069

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including collision, engine, and performance parts and accessories.  Through its flagships websites www.carparts.com and www.jcwhitney.com, U.S. Auto Parts provides consumers with a broad selection of competitively priced products, all mapped by a proprietary database with applications based on vehicle makes, models and years. The Company’s corporate website is www.usautoparts.com.

U.S. Auto Parts is headquartered in Torrance, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net loss before (a) interest expense, net; (b) income tax provision (benefit);  (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; (f) costs associated with our customs issue; and (g) costs associated with the executive transitions.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense and the costs associated with the customs issue, as well as other items that we do not believe are representative of our ongoing operating performance. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, its future operating results and financial condition, the impact of changes in our key operating metrics, and our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather, the impact of the customs issues and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q, which are available at www.usautoparts.com and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Sean Mansouri, CFA or Cody Slach

Gateway Investor Relations

949‑574‑3860

PRTS@gatewayir.com

Summarized information for our operations for the periods presented is as follows (in millions):

	Thirteen Weeks Ended
	March 28, 2020	March 30, 2019
Net sales	$87.82	$74.74
Gross profit	$29.78	$20.13
	33.9%	26.9%
Operating expenses	$30.13	$23.58
	34.3%	31.5%
Net loss	$(0.98)	$(3.58)
	(1.1)%	(4.8)%
Adjusted EBITDA	$4.30	$(0.10)
	4.9%	(0.1)%

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended
	March 28, 2020	March 30, 2019
Net loss	(978)	(3,581)
Depreciation & amortization	1,898	1,529
Amortization of intangible assets	25	25
Interest expense, net	659	407
Taxes	36	(280)
EBITDA	$1,640	$(1,900)
Stock comp expense	2,663	550
Employee transition costs(1)	—	986
Customs costs(2)	—	266
Adjusted EBITDA	$4,303	$(98)

(1)	We incurred costs related to the transition of executive management related to severance, recruiting, hiring bonuses, and relocation costs.
(2)	We incurred port and carrier fees and legal costs associated with our customs related issues.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended
	March 28,	March 30,
	2020	2019
Net sales	$87,818	$74,739
Cost of sales (1)	58,039	54,610
Gross profit	29,779	20,129
Operating expense	30,132	23,575
Loss from operations	(353)	(3,446)
Other income (expense):
Other, net	71	(3)
Interest expense	(660)	(412)
Total other expense, net	(589)	(415)
Loss before income taxes	(942)	(3,861)
Income tax provision (benefit)	36	(280)
Net loss	(978)	(3,581)
Other comprehensive loss:
Foreign currency translation adjustments	(6)	(5)
Unrealized loss on deferred compensation trust assets	(95)	—
Total other comprehensive loss	(101)	(5)
Comprehensive loss	$(1,079)	$(3,586)
Loss per share:
Basic and diluted net loss per share	$(0.03)	$(0.10)
Weighted average common shares outstanding:
Shares used in computation of basic and diluted net loss per share	36,871	35,365

(1)	Excludes depreciation and amortization expense which is included in operating expense.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par and Liquidation Value)

	March 28,	December 28,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$14,148	$2,273
Accounts receivable, net	5,031	2,669
Inventory	57,360	52,500
Other current assets	5,661	4,931
Total current assets	82,200	62,373
Deferred income taxes	22	—
Property and equipment, net	10,194	9,650
Right-of-use - assets - operating leases, net	9,452	4,544
Right-of-use - assets - financing leases, net	8,847	9,011
Other non-current assets	1,859	2,368
Total assets	$112,574	$87,946
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,749	$44,433
Accrued expenses	14,166	9,519
Customer deposits	405	652
Notes payable, current	—	729
Right-of-use - obligation - operating, current	1,601	1,368
Right-of-use - obligation - finance, current	582	640
Other current liabilities	3,661	2,605
Total current liabilities	78,164	59,946
Notes payable, non-current	—	1,060
Right-of-use - obligation - operating, non-current	8,097	3,419
Right-of-use - obligation - finance, non-current	8,638	8,627
Other non-current liabilities	2,514	2,514
Total liabilities	97,413	75,566
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 2,621 and 2,771 shares issued and outstanding at March 28, 2020 and December 28, 2019	3	3
Common stock, $0.001 par value; 100,000 shares authorized; 38,672 and 36,167 shares issued and outstanding at March 28, 2020 and December 28, 2019 (of which 2,525 are treasury stock)	41	38
Treasury stock	(7,146)	(7,146)
Additional paid-in capital	191,043	187,147
Accumulated other comprehensive income	113	214
Accumulated deficit	(168,893)	(167,876)
Total stockholders’ equity	15,161	12,380
Total liabilities and stockholders' equity	$112,574	$87,946

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Thirteen Weeks Ended
	March 28,	March 30,
	2020	2019
Operating activities
Net loss	$(978)	$(3,581)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	1,898	1,529
Amortization of intangible assets	25	25
Deferred income taxes	(22)	(328)
Share-based compensation expense	2,663	550
Stock awards issued for non-employee director service	6	4
Amortization of deferred financing costs	5	1
Changes in operating assets and liabilities:
Accounts receivable	(2,362)	(2,019)
Inventory	(4,860)	(2,080)
Other current assets	(713)	(802)
Other non-current assets	(197)	(70)
Accounts payable and accrued expenses	18,022	10,753
Other current liabilities	808	890
Right-of-Use Obligation - Operating Leases - Current	234	983
Right-of-Use Obligation - Operating Leases - Long-term	(231)	(978)
Other non-current liabilities	1	(2)
Net cash provided by operating activities	14,299	4,875
Investing activities
Additions to property and equipment	(2,050)	(1,587)
Net cash used in investing activities	(2,050)	(1,587)
Financing activities
Borrowings from revolving loan payable	1,170	4,096
Payments made on revolving loan payable	(1,170)	(4,096)
Payment of notes payable	(1,226)	—
Payments on capital leases	(178)	(149)
Statutory tax withholding payment for share-based compensation	(84)	(287)
Proceeds from exercise of stock options	1,120	—
Preferred stock dividends paid	—	(41)
Net cash used in financing activities	(368)	(477)
Effect of exchange rate changes on cash	(6)	(7)
Net change in cash and cash equivalents	11,875	2,804
Cash and cash equivalents, beginning of period	2,273	2,031
Cash and cash equivalents, end of period	$14,148	$4,835
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$5,325	$—
Right-of-use financed asset acquired	$130	$—
Accrued asset purchases	$662	$904
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$—	$—
Cash paid during the period for interest	$433	$430